Exhibit 10.39

LETTER AMENDMENT & WAIVER NO. 2

Dated as of November 5, 2004

To the banks, financial institutions

and other institutional lenders

(collectively, the “Lenders”)

parties to the Credit Agreement

referred to below and to

Wachovia Bank, National Association, as

administrative agent (in such capacity,

the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of December 22, 2003 among PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the “Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent for the Lenders and as issuer of certain letters of credit, LASALLE BANK NATIONAL ASSOCIATION, as issuer of certain letters of credit, FLEET NATIONAL BANK, as Syndication Agent, and JPMORGAN CHASE BANK and LASALLE BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, as amended by the Letter Amendment and Waiver No. 1, dated as of October 28, 2004 (as the same may be further amended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined in this Letter Amendment and Waiver have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us as follows:

1. The Credit Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows:

(a)	Section 1.1 is hereby amended to add the following definitions in the correct alphabetical order:

“Budget Failure” means, as of the last Business Day of any calendar week, the aggregate amount of Facility A Loans and Facility C Loans shall have exceeded the budgeted amount for the end of such calendar week (as set forth in Annex B to the Letter Amendment and Waiver No. 2).

“JPMorgan Commitment Letter” means the commitment letter dated as of October 28, 2004 among Star Propane, JPMorgan Securities Inc. and JPMorgan Chase Bank.

“JPMorgan Commitment Termination Date” means the earlier of the date (i) on which JPMorgan Chase Bank or any affiliate thereof gives notice to the Borrower of the termination, failure of a condition with respect to or other declination of consummation regarding the commitments under the JPMorgan Commitment Letter or (ii) of the expiration

Petroleum Heat Letter Amendment and Waiver

or termination of the commitments under the JPMorgan Commitment Letter in accordance with the terms thereof.

“Letter Amendment and Waiver No. 2” means the Letter Amendment and Waiver No. 2 dated as of November 5, 2004 with respect to the Credit Agreement.

“Second Amendment Effective Date” means the date on which the Letter Amendment and Waiver No. 2 becomes effective.”

(b)	Section 6.2.1(f) is hereby amended by replacing the ratio “5.00 to 1.00” appearing therein with the ratio “5.15 to 1.00”.

(c)	Section 6.2.1(k) is hereby amended by deleting the amount $97,500,000 appearing therein and substituting therefor the amount $194,685,000.

(d)	Section 6.2.1(l) is hereby amended by adding the following after the word “acquisitions” appearing at the end thereof:

“, the payment or prepayment of principal or interest to the Noteholders or the payment of transaction fees pursuant to the JPMorgan Commitment Letter.”

(e)	Section 6.2.1 is hereby further amended by (i) removing the word “and” from the end of subsection (k) thereof, (ii) replacing the “.” at the end of subsection (l) thereof with “;” and (iii) adding new subsections (m), (n), (o), (p) and (q) thereto to read as follows:

“(m) as of the first Business Day of each calendar week following the Second Amendment Effective Date, the Borrower has provided to the Agent a forecast of Holdings’ consolidated weekly cash expenditures and cash receipts for the period through January 28, 2005, with a comparison to actual amounts for the calendar weeks that have occurred since the Second Amendment Effective Date, all in a format and in detail reasonably satisfactory to the Agent;

(n) the Borrower has provided to the Agent a budget for Holdings on a consolidated basis, including therein balance sheets and statements of income and cash flows by month for the period through September 30, 2005, and by the tenth Business Day of each calendar month the Borrower has provided the Agent with a comparison to actual amounts for each calendar month that has occurred since the Second Amendment Effective Date, all in a format and in detail reasonably satisfactory to the Agent;

(o) no later than December 17, 2004, Star Gas Partners shall have obtained consents from the holders of Indebtedness of Star Propane to allow Star Propane to provide, and shall have caused Star Propane to provide, a duly authorized and executed subordinated guarantee, in form and substance reasonably satisfactory to the Agent with respect to all the Obligations as well as all obligations owing to the Noteholders;

(p) if Star Gas Partners or any of its Subsidiaries shall have received net cash proceeds from the sale or other disposition of all or a substantial portion of the assets or equity of any of its operating divisions or any of its Subsidiaries (other than the Borrower and its Subsidiaries), Star Gas Partners shall cause such net cash proceeds that remain after giving effect to the repayment of net lien obligations secured by the assets of any such division or Subsidiary, to be applied to the prepayment of the Obligations in the manner set forth in the last paragraph

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of Section 3.1.3, provided that the Commitments shall have been automatically and permanently reduced by an amount equal to the amount of such prepayment; and

(q) the Borrower and Star Gas Partners each shall not have entered into any amendment or other modification with respect to, or granted any approvals or consents under, the JPMorgan Commitment Letter, without the prior written consent of the Agent on behalf of the Required Lenders (such consent not to be unreasonably withheld).”

2. We hereby request that the Lenders and the Agent waive, solely for the period commencing November 6, 2004 and ending upon the earliest to occur of (a) the JPMorgan Commitment Termination Date, (b) the date on which a Budget Failure occurs or (c) December 17, 2004 (the “Waiver Termination Date”), (i) the requirements of Section 6.2.1(d) with respect to the matters described in paragraph 3 of the Borrowing Request dated as of October 15, 2004 and (ii) the requirements of Section 8.2.4(b), it being understood that the ratio therein shall be 2.10 to 1.00 solely for the period commencing on November 5, 2004 and ending on the Waiver Termination Date.

3. This Letter Amendment and Waiver shall become effective as of the date first above written when, and only when, (a) the Agent shall have received counterparts of this Letter Amendment and Waiver executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment and Waiver, (b) the Agent shall have received, for the account of each Lender which shall have executed this Letter Amendment and Waiver before 5:00 pm (New York time) on November 4, 2004, an amendment fee in an aggregate amount equal to 0.50% of each such Lender’s Commitments, (c) payment in full of all expenses of the Agent, including expenses related to this Letter Amendment and Waiver (including all outstanding legal fees of Shearman & Sterling LLP, counsel to the Agent incurred in connection with the preparation, negotiation and execution of this Letter Amendment and Waiver), shall have been made by the Borrower, (d) no more than $97,500,000 in Loans and L/C Obligations shall be outstanding under the Facilities on such date, (e) the JPMorgan Commitment Letter shall have been duly executed and delivered by each of the parties thereto and shall be in form and substance reasonably satisfactory to the Required Lenders and the Agent, (f) the Agent shall have received a forecast of the weekly cash expenditures and cash receipts for each week through the period ending January 28, 2005, in form and substance reasonably satisfactory to the Agent (the “Weekly Forecast”), (g) the Agent shall have received a month-by-month budget for the monthly periods ending September 30, 2005, including therein balance sheets and statements of income and cash flows in form and substance reasonably satisfactory to the Agent and (h) the Agent shall have received fully executed counterparts of the Consent attached hereto as Annex A (such date of satisfaction of such conditions being the “Effective Date”).

4. The Borrower hereby confirms that on and as of the date hereof and after giving effect to the terms of this Letter Amendment and Waiver (a) the representations and warranties contained in the Credit Agreement and each of Loan Documents are correct in all material respects (other than (i) any such representations and warranties, that, by their terms, refer to a specific date and (ii) the representation and warranty contained in Section 7.8 to the extent (but only to the extent) of the matters described in paragraph 3 of the Borrowing Request dated as of October 15, 2004), and (b) no event has occurred and is continuing which constitutes a Default. It is understood and agreed that Borrowing Requests through the Waiver Termination Date may contain the same qualifications as set forth in subclause (ii) above.

5. On and after the effectiveness of this Letter Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment and Waiver.

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6. The Credit Agreement and each of the Loan Documents, except to the extent they are modified by the amendments and waiver specified herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Borrower under the Loan Documents. The execution, delivery and effectiveness of this Letter Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

7. If you agree to the terms and provisions of the waiver requested in paragraph 2 above and the other terms and provisions of this Letter Amendment and Waiver, please evidence such agreement by executing and returning a counterpart of this Letter Amendment and Waiver by facsimile (with three original counterparts to follow by mail) to Jaime Genua at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, facsimile (646) 848-4257, no later than 3:00 p.m. (New York City time) on November 4, 2004.

8. The provisions of this Letter Amendment and Waiver may be amended or otherwise modified with the consent of the Borrower and the Required Lenders.

9. This Letter Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment and Waiver.

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10. This Letter Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very Truly Yours,

PETROLEUM HEAT AND POWER CO., INC.

By:
Name:
Title:

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Lenders:

Institution

By:
Title:

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Acknowledged and Accepted

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:
Title

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ANNEX A

CONSENT

Dated as of November 5, 2004

Each of the undersigned, as a Guarantor under the Guarantee Agreements, dated as of December 22, 2003 (as amended and supplemented or otherwise modified through the date hereof, the “Guarantee Agreements”) in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Letter Amendment and Waiver (the “Secured Parties”) and as a Grantor under the Security Agreements dated as of December 22, 2003 (as amended and supplemented or otherwise modified through the date hereof, the “Security Agreements”) in favor of such Secured Parties, hereby consents to such Letter Amendment and Waiver and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and (b) the Collateral described in each Loan Document to which such Guarantor is a party do, and shall continue to, secure the payment of all the Secured Obligations (in each case as defined therein). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

STAR GAS PARTNERS, L.P.
By: Star Gas LLC, its General Partner

By:
Title:

MEENAN OIL CO., L.P.
By: Meenan Oil Co., Inc., its General Partner

By:
Title:

PETRO HOLDINGS, INC.

PETRO, INC.

MAXWHALE CORP.

RICHLAND PARTNERS, LLC

COLUMBIA PETROLEUM TRANSPORTATION, LLC

ORTEP OF PENNSYLVANIA, INC.

MAREX CORPORATION

A.P. WOODSON COMPANY

MEENAN OIL CO., INC.

MEENAN HOLDINGS OF NEW YORK, INC.

By:
Title:

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ANNEX B

MAXIMUM ALLOWED FACILITY A AND FACILITY C LOANS

Week beginning:	11/1/2004	11/8/2004	11/15/2004	11/22/2004	11/29/2004	12/6/2004	12/13/2004
Maximum allowed:	$63,000,000	$76,925,000	$97,175,000	$117,425,000	$136,685,000	$149,185,000	$160,185,000

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